                          SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement   / / Confidential, for Use of the Commission
                                      Only (as permitted by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                              The Dial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0<ho>-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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

                                 Dial Corp Logo

                                                       1850 North Central Avenue
                                                        Phoenix, AZ 85004-4525

April 11, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 29, 1997, at the Scottsdale Center for the Arts, 7380 East Second Street, Scottsdale, Arizona. The meeting will begin promptly at 9:00 a.m., Mountain Standard Time. No admission tickets or other credentials will be required for attendance at the meeting. You may use the free parking located off of Civic Center Boulevard or off of Second Street.

     Directors and officers are expected to be present before and after the meeting to speak with stockholders. During the meeting, there will be an opportunity for stockholder questions regarding the affairs of the Company and for discussion of the business to be considered at the meeting, as explained in the Notice and Proxy Statement which follow.

     IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Sincerely,
/s/ Malcolm Jozoff
Malcolm Jozoff
Chairman, President and
Chief Executive Officer

                                 Dial Corp Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1997

April 11, 1997

     The Annual Meeting of Stockholders of The Dial Corporation, a Delaware corporation (the "Company"), will be held at the Scottsdale Center for the Arts, 7380 East Second Street, Scottsdale, Arizona 85251 on Thursday, May 29, 1997, at 9:00 a.m., Mountain Standard Time, for the following purposes:

     1. To elect Directors of the Company as set forth in the attached Proxy Statement;

     2. To consider and vote upon the performance goals and certain other terms under The Dial Corporation 1996 Stock Incentive Plan for purposes of Internal Revenue Code (the "Code") Section 162(m);

     3. To consider and vote upon the performance goals and certain other terms under The Dial Corporation Annual Incentive Plan for purposes of Code
        Section 162(m); and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 4, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any adjournments thereof. A list of such stockholders will be available at the time and place of the meeting, and for 10 days prior to the meeting between the hours of 7:00 a.m. and 3:30 p.m., Mountain Standard Time, at the Company's Technical and Administrative Center located at 15101 North Scottsdale Road, Scottsdale, Arizona 85254.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THIS MEETING. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE AS SOON AS POSSIBLE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors
                                          /s/ William A. Arbitman
                                          William A. Arbitman
                                          Vice President and Secretary

                                PROXY STATEMENT
                                       OF

                              THE DIAL CORPORATION
                            ------------------------

                           1850 NORTH CENTRAL AVENUE
                          PHOENIX, ARIZONA 85004-4525

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Dial Corporation, a Delaware corporation ("Dial" or the "Company"), to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting" or the "Meeting") and at any adjournments or postponements thereof.

     The Annual Meeting of Stockholders will be held on May 29, 1997, beginning at 9:00 a.m., Mountain Standard Time, at the Scottsdale Center for the Arts, 7380 East Second Street, Scottsdale, Arizona 85251.

     This is the first Annual Meeting of Stockholders of the Company. On August 15, 1996, The Dial Corp (which has changed its name to, and is hereinafter referred to as, Viad Corp) made a distribution (the "Distribution") as a dividend to its stockholders consisting of all the shares of common stock, par value $0.01 per share (the "Common Stock") of the Company, to which Viad Corp had contributed its consumer products business. By virtue of the Distribution, the Company became a separate, publicly held company.

     This Proxy Statement and accompanying form of proxy are first being mailed to holders of the Common Stock on or about April 11, 1997.

                              GENERAL INFORMATION

     The enclosed proxy, if properly executed and returned, will be voted according to its specifications but may be revoked at any time before it is voted by giving notice in writing to the Secretary of the Corporation or by voting in person at the Meeting. The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournments thereof. Abstentions will not be counted as votes cast on the proposed election of Directors, but will have the effect of a vote cast in opposition to proposals 2 and 3. Broker non-votes and proxies for which authority is withheld will not be counted as shares entitled to vote or votes cast on any matter to which they relate. If a stockholder is a participant in an employee 401K Plan of the Company (the "401K Plan"), the proxy will serve as a voting instruction to the Trustee. If no voting instructions are received, the Trustee will vote those shares in accordance with the majority of shares voted in the 401K Plan for which instructions were received or in the discretion of such Trustee as its fiduciary duty may require.

     Only stockholders of record of Common Stock as of the close of business on the record date, April 4, 1997, will be eligible to vote at the Meeting. The number of shares of Common Stock then outstanding was 95,980,958 shares. Each outstanding share will be entitled to one vote. For those proposals for which no directions are given, the proxy will be voted "for" the election of the Directors set forth herein and "for" proposals 2 and 3 and in accordance with the best judgment of the proxy holders on any other proposals properly brought before the meeting. To be elected, each Director must receive the affirmative vote of the holders of a plurality of the votes cast. Approval of proposals 2 and 3 requires the affirmative vote of a majority of the shares present and entitled to vote on such proposals.

     The cost of soliciting proxies will be borne by the Company. Solicitation will be made primarily through the use of the U.S. mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company has retained Georgeson & Company, Inc. to assist it in connection with the solicitation at an estimated fee of $8,000 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     Effective upon the Distribution, the members of the Board of Directors were as follows: Thomas L. Gossage and Dennis C. Stanfill were elected to serve until the 1997 Annual Meeting; Joe T. Ford and A. Thomas Young were elected to serve until the 1998 Annual Meeting; and Donald E. Guinn and Malcolm Jozoff were elected to serve until the 1999 Annual Meeting. As described in the Bylaws of the Company, the Board has the authority to fix the number of Directors, to elect Directors to fill newly created directorships resulting from any increase in the authorized number of Directors and to fill vacancies which may arise from any resignation, retirement or other cause. On January 27, 1997, the Board increased its size to 10 Directors. The following Directors were elected by the Board at that time: Joy A. Amundson and Michael T. Riordan to the class of Directors to serve until the 1997 Annual Meeting; Barbara S. Thomas to serve until the 1998 Annual Meeting; and, Herbert M. Baum to serve until the 1999 Annual Meeting. In order to better balance the composition of the classes, Mr. Stanfill resigned as a member of the 1997 class of Directors and was elected to the 1998 class. While that will extend Mr. Stanfill's service beyond the normal retirement age for Directors, the Board believes that consideration is outweighed by the benefits of his continued service to the new Company.

     The Board of Directors, which held three meetings during 1996 following the Distribution, has established four Committees: an Executive Committee, an Audit Committee, an Executive Compensation Committee and a Governance Committee. With the exception of the Executive Committee, all the Committees consist only of non-management, independent Directors.

     - The Executive Committee, which held no meetings during 1996, exercises all the powers of the Board in the management of the business and affairs of the Company, except as limited by Delaware law, when the Board is not in session. Messrs. Jozoff, Ford, Guinn and Stanfill are members of this Committee.

     - The Audit Committee, which held one meeting in 1996, recommends appointment of the Company's independent public accountants and reviews audit reports, accounting policies, financial statements, internal auditing reports, internal controls and audit fees. Messrs. Ford and Young and Mses. Amundson and Thomas are members of this Committee.

     - The Executive Compensation Committee, which held three meetings in 1996, reviews, for recommendation to the Board, salaries and other compensation awards under various compensation plans, approves salaries and compensation of Executive Officers and also approves grants under the Company's stock incentive plan (see the "Executive Compensation Committee Report" below). Messrs. Stanfill, Gossage, Young and Riordan are members of this Committee.

     - The Governance Committee, which met one time in 1996, establishes the rules and procedures for Board governance and is responsible for proposing a slate of Directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board. Messrs. Guinn, Gossage and Baum are members of this Committee.

     With the exception of one Director who was unable to attend one Board meeting and one committee meeting, the Directors attended all meetings of the Board and their respective Committees.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $30,000, a fee of $1,500 for each Board of Directors meeting attended and a fee of $1,000 for each Executive, Audit, Executive Compensation and Governance Committee meeting attended.

     Nonemployee Directors may elect to participate in the Deferred Compensation Plan for Directors of the Company under which payment of part or all of their Directors' fees and retainers is deferred. This Plan provides participants with the option to defer their compensation in the form of stock units related to the price of the Company's Common Stock, as well as the option to defer in the form of cash. Such accumulated compensation, plus interest thereon at the long-term medium-quality bond rate for cash accounts or dividend equivalents reinvested for stock units accounts, as the case may be, is payable to the Director or to the Director's estate or beneficiary, over such period as may be designated, upon termination of service as a Director.

     The Dial Corporation 1996 Stock Incentive Plan (the "1996 Plan") provides generally that each Director of the Company who is not an employee of the Company or any of its subsidiaries or affiliates is entitled, upon his or her first election as a Director of the Company (the "Initial Grant"), and thereafter annually on each August 15 during such Director's term (the "Annual Grant"), to receive automatic grants of non-qualified options to purchase Common Stock of the Company having an exercise price per share of 100% of the fair market value of the Common Stock at the grant date of such non-qualified stock option. The number of shares subject to each such Initial Grant and each such Annual Grant is equal to the amount of the annual retainer then in effect divided by an amount equal to one third (1/3) of such fair market value at the grant date, rounded to the nearest 100 shares. A Director elected during the course of a year will receive, upon election, a pro rata annual grant for the year in which such election occurs, based on the number of full months between the Director's election and the next annual grant date. In August 1996, pursuant to the 1996 Plan, 13,400 non-qualified options to purchase Common Stock were granted to each nonemployee Director who was a Director at such time, at the exercise price of $13.375, the fair market value on the date of grant. In January 1997, pursuant to the 1996 Plan, those nonemployee Directors elected subsequent to the Distribution were each granted non-qualified options to purchase 9,400 shares of Common Stock, at the exercise price of $14.375, the fair market value on the date of the grant.

     The Company also provides nonemployee Directors with accidental death and dismemberment insurance benefits of $300,000 and, in addition, travel accident insurance benefits of $250,000 when traveling on the Company's business.

     The five nonemployee Directors who were Directors at the time of the Distribution participate in a Director's Charitable Award Program which enables each Director to contribute $100,000 per year to one or more charitable organizations selected by the Director over a period of 10 years following the Director's death. The program is funded through the purchase of life insurance on the life of the Director, with the Company as beneficiary.

PROPOSAL NO. 1  ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of 10 persons divided into three classes. Three Directors will be elected at the Annual Meeting to serve for a term expiring at the Company's Annual Meeting in the year 2000.

     The persons appointed in the enclosed proxy intend to vote such proxy at the Annual Meeting, and any adjournments or postponements thereof, for the election of each of the nominees named below, for the term indicated or until their respective successors have been elected and have qualified. The Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of Director as the Board of Directors may nominate in the place of such nominee.

     Set forth below is the principal occupation of, and certain other information regarding, such nominees and other Directors whose terms of office will continue after the Annual Meeting.

                      NOMINEES FOR TERMS EXPIRING IN 2000

                                    PRINCIPAL OCCUPATION
       NAME                     OTHER DIRECTORSHIPS AND AGE                YEAR FIRST ELECTED
------------------    ------------------------------------------------    ---------------------
Thomas L. Gossage     Mr. Gossage is a former Chairman, Chief             1996
                      Executive Officer and Director of Hercules          (Previously a member
                      Incorporated, a worldwide producer of chemicals     of the Board of Viad
                      and related products. He is also a Director of      Corp since 1993)
                      Alliant Techsystems Inc. Age 62

Joy A. Amundson       Ms. Amundson was elected Senior Vice President      1997
                      of Abbott Laboratories, a diversified health
                      care products and services company, and
                      President of its Chemical and Agricultural
                      Products Division effective June 1, 1995. She
                      has served Abbott Laboratories in a variety of
                      management positions since joining that company
                      in 1982. Ms. Amundson is on the Board of the
                      National Committee for Quality Healthcare and is
                      Chairman of the Board of Lutheran General
                      Hospital. Age 42
Michael T. Riordan    Mr. Riordan was elected Chairman of Fort Howard     1997
                      Corporation, a paper products manufacturer, in
                      1997, in addition to his existing positions of
                      President and Chief Executive Officer. He served
                      as President and Chief Operating Officer and a
                      member of the Board of Directors of that company
                      since 1992. Age 46

                         DIRECTORS CONTINUING IN OFFICE

                   TERMS EXPIRING AT THE 1998 ANNUAL MEETING

                                    PRINCIPAL OCCUPATION
       NAME                     OTHER DIRECTORSHIPS AND AGE                YEAR FIRST ELECTED
------------------    ------------------------------------------------    ---------------------
Joe T. Ford           Mr. Ford is Chairman and Chief Executive Officer    1996
                      and a Director of ALLTEL Corporation, a             (Previously a member
                      telecommunications and information services         of the Board of Viad
                      company. Age 59                                     Corp since 1991)

A. Thomas Young       Mr. Young is a former Executive Vice President      1996
                      of Lockheed Martin Corporation and prior thereto    (Previously a member
                      was President and Chief Operating Officer of        of the Board of Viad
                      Martin Marietta Corporation. He is also a           Corp since 1991)
                      Director of Cooper Industries, Inc., Potomac
                      Electric Power Co., B.F. Goodrich, Science
                      Applications International Corp. and Memotec
                      Communications Inc. Age 58

Dennis C. Stanfill    Mr. Stanfill is President of the Dennis Stanfill    1996
                      Company, a private investment and venture           (Previously a member
                      capital firm, and prior thereto was Senior          of the Board of Viad
                      Advisor, Credit Lyonnais, a global bank;            Corp since 1981)
                      Co-Chairman and Co-Chief Executive Officer of
                      Metro-Goldwyn-Mayer Inc.; Chairman of AME, Inc.,
                      a video post production company; and President
                      and a principal stockholder of Stanfill Bowen &
                      Co., Inc., a private investment and venture
                      capital firm. Age 70

Barbara S. Thomas     Ms. Thomas is President of Pillsbury Canada         1997
                      Limited, a food products company, a position she
                      has held since 1995. She previously held senior
                      management positions with Pillsbury USA and
                      Nabisco Brands, Inc. She is a member of the
                      Board of Directors of the Food and Consumer
                      Products Manufacturers of Canada. Age 45

                   TERMS EXPIRING AT THE 1999 ANNUAL MEETING

                                    PRINCIPAL OCCUPATION
       NAME                     OTHER DIRECTORSHIPS AND AGE                YEAR FIRST ELECTED
------------------    ------------------------------------------------    ---------------------
Donald E. Guinn       Mr. Guinn is Chairman Emeritus of Pacific           1996
                      Telesis Group, a telecommunications holding         (Previously a member
                      company. He is also a Director of Pacific Mutual    of the Board of Viad
                      Life Insurance Company and BankAmerica              Corp since 1986)
                      Corporation and its subsidiary, Bank of America,
                      NT&SA. Age 63
Malcolm Jozoff        Mr. Jozoff is Chairman, President and Chief         1996
                      Executive Officer of the Company. Prior to the
                      Distribution, he served as President and Chief
                      Executive Officer of the Consumer Products
                      Business of Viad Corp, positions to which he was
                      appointed in May 1996. From 1993 to 1995, he was
                      Chairman and Chief Executive Officer of Lenox,
                      Inc., a manufacturer of consumer durables. From
                      1967 to 1992, he was employed by The Procter &
                      Gamble Company, a manufacturer of consumer
                      products where, in 1990, he achieved the
                      positions of President-Health Care Sector,
                      Corporate Group Vice President and a member of
                      the Executive Committee. Mr. Jozoff also is
                      Director of The Columbia Gas System, Inc. and
                      ChemTrak Incorporated. In 1993, in connection
                      with a civil proceeding brought by the
                      Securities and Exchange Commission, Mr. Jozoff
                      consented, without admitting or denying the
                      allegations, to the entry of an order enjoining
                      him from violating Section 10(b) of the Exchange
                      Act. Age 57
Herbert M. Baum       Mr. Baum is Chairman and Chief Executive Officer    1997
                      of Quaker State Corporation, a producer of motor
                      oils and lubricants, a position he has held
                      since 1993. From 1978 to 1992 he was employed by
                      Campbell Soup Company, a food products company.
                      In 1992 he was named President-Campbell North
                      and South America. He also is a Director of
                      Meredith Corporation, Whitman Corporation, the
                      American Petroleum Institute and the National
                      Petroleum Refiners Association. Age 60

                     OWNERSHIP OF THE COMPANY'S SECURITIES

     The following tables set forth certain information as of March 14, 1997, or such other date as indicated, regarding those persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock and the beneficial ownership, as defined pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), of such Common Stock by each Director and each Named Executive Officer (as defined below) of the Company and all Directors and Executive Officers as a group:

                           CERTAIN BENEFICIAL OWNERS

                                                                  AMOUNT OF BENEFICIAL     PERCENT OF
                        NAME AND ADDRESS                               OWNERSHIP             CLASS
----------------------------------------------------------------  --------------------     ----------
Brinson Partners, Inc.,.........................................        5,532,742(1)           5.8%
  209 S. LaSalle
  Chicago, Illinois 60604
FMR Corp........................................................        6,598,548(2)           6.9%
  82 Devonshire Street
  Boston, Massachusetts 02109
Franklin Resources, Inc.........................................        9,601,910(3)          10.1%
  777 Mariners Island Blvd.
  San Mateo, California 94404
Wells Fargo Bank, N.A...........................................        5,670,818(4)           5.9%
  Trustee of The Dial Corporation Employee Equity Trust
  100 W. Washington Street
  Phoenix, Arizona 85003

---------------
(1) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated February 9, 1997, filed with the SEC by Brinson Partners, Inc., Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation. With respect to the shares held, each of Brinson Partners, Inc., Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation have shared voting and shared dispositive power, with respect to 5,532,742 shares and Brinson Trust Company has sole voting and sole dispositive power with respect to 1,102,500 shares.

(2) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated February 14, 1997, filed with the SEC by FMR Corp., Edward C. Johnson 3rd, and Abigail P. Johnson with respect to shares of the Company beneficially owned as of December 31, 1996. According to such 13G, 5,830,048 shares are beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, which acts as investment adviser to various investment companies, and 768,500 shares are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a)(6) of the Securities and Exchange Act of 1934, as amended. Edward C. Johnson, 3rd, Chairman of FMR Corp., FMR Corp., through its control of Fidelity Management & Research Company, and the Fidelity Funds each has sole power to dispose of the 5,830,048 shares owned by the Fidelity Funds. Johnson & FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over the 768,500 shares beneficially owned by Fidelity Management Trust Company and sole power to vote or direct the voting of 43,100 such shares.

(3) The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated February 12, 1997, filed with the SEC by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Mutual Advisors, Inc. According to such 13G, Franklin Mutual Advisors, Inc. has sole voting and dispositive power with respect to 9,079,300 shares, Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc., has such power with respect to 391,800 shares and Franklin Management, Inc., a subsidiary of Franklin Resources, Inc., has such power with respect to 130,810 shares.

(4) The ownership information set forth herein is as of March 11, 1997, and is based in its entirety on information provided by Wells Fargo Bank, N.A., as Trustee for The Dial Corporation Employee Equity Trust. Wells Fargo Bank, N.A. has disclaimed beneficial ownership of the shares of stock in the Trust. Shares are periodically allocated and released from the Trust to satisfy funding requirements under the Company's Capital Accumulation Plan (the "Plan"). The Trust's shares will be voted, under confidential voting procedures, by the Trustee of the Plan in the same proportion as the voting instructions received from such Plan's participants with respect to the Company's Common Stock allocated to such participants' accounts. Non-instructed shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

                        EXECUTIVE OFFICERS AND DIRECTORS
                                 STOCK HOLDINGS

                                                                   AMOUNT AND NATURE
                                                                     OF BENEFICIAL       PERCENT OF
                    NAME OF BENEFICIAL OWNER                         OWNERSHIP(1)          CLASS
-----------------------------------------------------------------  -----------------     ----------
Joy A. Amundson..................................................         1,000               *
Herbert M. Baum..................................................         1,000               *
Joseph L. Fischer................................................         8,355               *
Joe T. Ford......................................................        57,839               *
Thomas L. Gossage................................................        29,840               *
Donald E. Guinn(2)...............................................        68,270               *
Malcolm Jozoff...................................................       178,110               *
Michael T. Riordan(2)............................................         1,000               *
Mark R. Shook(2).................................................       141,279               *
Dennis C. Stanfill...............................................        61,450               *
Robert B. Stearns................................................        10,469               *
Barbara S. Thomas................................................         1,000               *
Bernhard J. Welle(2).............................................       144,765               *
A. Thomas Young..................................................        51,839               *
All Directors and Executive Officers as a Group (14 persons).....       756,216               *

---------------
(1) Includes shares of Common Stock subject to options which are presently exercisable or will become exercisable within 60 days. The number of shares of Common Stock subject to such exercisable options include 5,155 held by Mr. Fischer; 49,839 held by Mr. Ford; 27,840 held by Mr. Gossage; 67,270 held by Mr. Guinn; 103,110 held by Mr. Jozoff; 123,583 held by Mr. Shook; 54,450 held by Mr. Stanfill; 9,279 held by Mr. Stearns; 140,473 held by Mr. Welle; 49,839 held by Mr. Young; and 630,838 for all directors and executive officers as a group.

(2) The following individuals share voting and dispositive powers with respect to the indicated number of shares: Mr. Guinn -- 1,000 shares; Mr.
    Riordan -- 1,000 shares; Mr. Shook -- 17,696 shares; Mr. Welle -- 4,292 shares. All of the other individuals have sole voting and dispositive powers with respect to their shares.

*   Less than one percent

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the years 1994 through 1996 by the Chief Executive Officer and each of the Company's most highly compensated executive officers as of December 28, 1996 (the "Named Executive Officers"). Amounts set forth in the table and the following pages include amounts paid by Viad Corp or its subsidiaries prior to the Distribution.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                             ----------------------------------------------------
                                              ANNUAL COMPENSATION                                        LONG-TERM
                                      ------------------------------------   RESTRICTED    SECURITIES    INCENTIVE
                                                              OTHER ANNUAL     STOCK       UNDERLYING      PLAN       ALL OTHER
                                       SALARY     BONUS       COMPENSATION     AWARDS     OPTIONS/SARs    PAYOUTS    COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)           ($)(1)        ($)(2)        (#)(3)        $(4)          ($)
------------------------------ ----   --------   --------     ------------   ----------   ------------   ---------   ------------
Malcolm Jozoff,............... 1996    386,738    450,000(5)      66,834          0         1,053,110    $      0        79,666(6)
  Chairman, President and      1995          0          0              0          0                 0           0             0
  Chief Executive Officer      1994          0          0              0          0                 0           0             0
Joseph L. Fischer,............ 1996    179,638     91,720         48,345          0           148,610      12,200        59,635(7)
  Former Senior Vice           1995     25,581     18,200          9,963          0            10,311           0        11,946
    President --
  International(8)             1994          0          0              0          0                 0           0             0
Mark R. Shook,................ 1996    239,643     74,600             55          0           189,910      23,400         7,189(9)
  Senior Vice President --     1995    221,950     44,400         11,362          0            27,634           0         6,659
  International                1994    190,797    124,600         25,607          0            28,046     158,600         5,585
Robert B. Stearns,............ 1996    212,581     13,600         12,769          0           189,920      12,000         4,065(10)
  Senior Vice President --     1995    113,609     23,000          7,717          0            18,559           0             0
  Chief Financial Officer(11)  1994          0          0              0          0                 0           0             0
Bernhard J. Welle,............ 1996    187,071     62,500             55          0           152,330      12,600         4,227(12)
  Senior Vice President --     1995    176,224          0             11          0            16,704           0             5
  Human Resources              1994    168,611    110,600         16,298          0            18,766     115,200             5

---------------
 (1) The amounts shown for 1994-1996 reflect income tax gross-ups.

 (2) Dividends are paid on restricted stock and performance-based stock at the same rate as paid to all stockholders. On December 28, 1996, the following person held the following amount of performance-based stock valued at then current market values: Mark R. Shook, 5,800 shares of the Company and 5,800 shares of Viad at $180,525.

 (3) The amounts shown for 1996 reflect grants of stock options made following the Distribution intended to aggregate the grants that otherwise would have been made over a period of three years, but also include, in the case of Mr. Jozoff, an option to purchase shares of Viad common stock which was converted in the Distribution into an option to purchase 103,110 shares of Company common stock. At the Distribution, all outstanding options of Viad held by the Named Executive Officers were converted into options for the stock of the Company. In the conversion, the number of options and the exercise price of the options were adjusted to preserve the existing value of the outstanding Viad options. The amounts shown for 1995 and 1994 reflect the number of options granted by Viad for such year, as converted into options for stock of the Company.

 (4) The amounts shown in this column reflect payment made in connection with the Viad Performance Unit Incentive Plan.

 (5) This amount reflects a signing bonus of $150,000, an incentive payment of $150,000 based on the occurrence of the Distribution and a $150,000 incentive payment under the Viad Management Incentive Plan.

 (6) Relocation reimbursement.

 (7) This amount reflects a relocation reimbursement of $55,570 and a 401(k) Plan match of $4,065.

 (8) Mr. Fischer's 1995 salary and bonus represents compensation for approximately two months. Mr. Fischer resigned his position on February 28, 1997.

 (9) This amount reflects a 401(k) Plan match of $3,254 and a Supplemental 401(k) Plan match of $3,935.

(10) This amount reflects a 401(k) Plan match of $4,065.

(11) Mr. Stearns' 1995 salary represents compensation for approximately seven months.

(12) This amount reflects a 401(k) Plan match of $3,223 and a Supplemental 401(k) Plan match of $1,004.

                              STOCK OPTION GRANTS

     The following table sets forth information on stock option grants to each of the Named Executive Officers in 1996. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of 0%, 5% and 10% over the full 10 year term of the options, which would result in stock appreciation per share of $0, $8.77 and $22.22, respectively, for the options granted to Mr. Jozoff in May 1996; $0, $8.10 and $20.52, respectively, for the options granted on September 24, 1996 at an exercise price of $12.8750; and $0, $9.08 and $23.01, respectively, for the options granted on November 21, 1996 at an exercise price of $14.4375 as a substitute for the long-term incentive plans that were discontinued after the Distribution. To illustrate the impact of such stock price appreciation, if the price of the Company's Common Stock was to appreciate over the life of the options granted on September 24, 1996 at the 0%, 5% and 10% rates described in the table, the aggregate market value of the approximately 95.3 million shares outstanding on that date would increase by $0, $771.9 million and $2.0 billion, respectively. These potential realizable values are based solely on assumed rates of appreciation required by applicable regulations of the Securities and Exchange Commission (the "SEC"). Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE VALUE
                                 --------------------------------------------------      AT ASSUMED ANNUAL RATES
                                 NUMBER OF     % OF TOTAL                              OF STOCK PRICE APPRECIATION
                                 SECURITIES     OPTIONS      EXERCISE                        FOR OPTION TERM
                                 UNDERLYING    GRANTED TO      PRICE                  ------------------------------
                                  OPTIONS     EMPLOYEES IN   ($/SHARE)   EXPIRATION             5%           10%
             NAME                GRANTED(#)   FISCAL YEAR       (1)         DATE      0%        ($)          ($)
------------------------------   ----------   ------------   ---------   ----------   ---    ---------    ----------
Malcolm Jozoff.............(2)     103,110        1.65%       13.9414      5/13/06     0       904,038     2,291,001
              .............(3)     510,910        8.16%       12.8750      9/24/06     0     4,136,838    10,483,567
              .............(4)     439,090        7.01%       14.4375     11/21/06     0     3,986,805    10,103,329

Joseph L. Fischer..........(3)     111,610        1.78%       12.8750      9/24/06     0       903,706     2,290,170
                ...........(4)      37,000        0.59%       14.4375     11/21/06     0       335,949       851,359

Mark R. Shook..............(3)     142,910        2.28%       12.8750      9/24/06     0     1,157,142     2,932,427
                ...........(4)      47,000        0.75%       14.4375     11/21/06     0       426,746     1,081,456

Robert B. Stearns..........(3)     142,920        2.28%       12.8750      9/24/06     0     1,157,223     2,932,633
                 ..........(4)      47,000        0.75%       14.4375     11/21/06     0       426,746     1,081,456

Bernhard J. Welle..........(3)     114,330        1.83%       12.8750      9/24/06     0       925,730     2,345,983
                 ..........(4)      38,000        0.61%       14.4375     11/21/06     0       345,029       874,369
ALL STOCKHOLDERS' STOCK PRICE                                                                    771.9           2.0
  APPRECIATION................         N/A         N/A        12.8750          N/A             MILLION       BILLION

---------------
(1) The exercise prices are the fair market value of the Company's Common Stock on the grant dates. Each such option contains the right to surrender such option for cash, which right is exercisable only upon a "change in control" (as defined in the 1996 Plan). The exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to the exercise may be paid by offset of the underlying shares, subject to certain conditions.

(2) Represents an option to purchase 50,000 shares of Viad Common Stock at an exercise price of $28.7500 which was converted in the Distribution into an option to purchase 103,110 shares of the Company's Common Stock at an exercise price of $13.9414. The option was immediately vested, although the shares issuable upon exercise are subject to transfer restrictions for the first year from the date of grant, and fifty percent remain subject to such restrictions for two years from the date of grant. In the event of a "change in control" these options become fully vested and exercisable to the full extent of the original grant. Other terms of this option are as described in footnote (1).

(3) After one year, one-third of the options become exercisable when the average closing market price over 20 consecutive days equals or exceeds 133% of the option price, two-thirds when such price equals or exceeds 167% of the option price and 100% when such price equals or exceeds 200% of the option price. All such options become exercisable, in any event, after five years from the date of grant. The term of the options is 10 years. In the event of a "change in control", these options become fully vested and exercisable to the full extent of the original grant. Other terms of these options are as described in footnote (1).

(4) As a substitute for long-term incentive plans discontinued after the Distribution, an additional grant of nonqualified options to purchase shares at the fair market value of the Company's Common Stock on the grant date was made to the Named Executive Officers and other officers of the Company. The vesting of these options is the same as described in footnote (3) and other terms of the options are the same as those described in footnote (1).

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers with respect to the exercise of stock options during 1996 and the fiscal year-end value of unexercised options. The amounts set forth in the two columns relating to unexercised options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The options might not be exercised and actual gains on exercise, if any, will depend on the value of the Company's Common Stock on the date of exercise. There can be no assurance that these values will be realized.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES       VALUE        OPTIONS AT FY-END(#)(1)             AT FY-END($)(2)
                             ACQUIRED ON   REALIZED   -----------------------------   -----------------------------
           NAME              EXERCISE(#)     ($)      EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
---------------------------  -----------   --------   -----------   ---------------   -----------   ---------------
Malcolm Jozoff.............         0            0      103,110         950,000          44,708         766,365
Joseph L. Fischer..........         0            0        5,155         153,766          11,765         179,183
Mark R. Shook..............     6,240       71,727      130,871         203,727         706,894         248,413
Robert B. Stearns..........         0            0        9,279         199,200          22,865         237,248
Bernhard J. Welle..........         0            0      140,473         160,682         870,798         192,076

---------------
(1) At the Distribution, all outstanding options of Viad Corp held by the Named Executive Officers were converted into options for the stock of the Company. In the conversion, the number of options and the exercise price of the options were adjusted to preserve the existing value of the outstanding options.

(2) The valuation is based on the closing price of the Company's common stock on December 27, 1996, of $14.3750. The information shown reflects options accumulated over periods of up to 10 years.

                 EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     On May 13, 1996, Viad entered into a three-year employment agreement with Mr. Jozoff, providing for Mr. Jozoff to serve as President and Chief Executive Officer of the Consumer Products Business of Viad Corp and, effective as of the Distribution, as Chairman, President and Chief Executive Officer of the Company, which assumed the employment agreement effective as of the Distribution. Pursuant to the employment agreement, Mr. Jozoff received cash compensation and option awards during 1996 as disclosed in the Summary Compensation Table.

     The employment agreement provides that following the Distribution the Company will pay Mr. Jozoff a base salary of $650,000 per annum and that Mr. Jozoff will be eligible to receive an annual bonus grant and stock options from the Company in accordance with the provisions of the Company's Annual Incentive Plan and Stock Incentive Plan.

     The employment agreement also makes Mr. Jozoff eligible to participate in all employee benefit plans of the Company available to senior executives, and provides that, if Mr. Jozoff is still employed by the Company at the end of the term of the employment agreement, for purposes of his pension benefits, he will receive, retroactively and until termination of his employment, two years of employment credit toward retirement for each one year employed.

     The Company has entered into an executive severance agreement with each of the Named Executive Officers and certain other officers which provides that, if within two years after a change in control of the Company their employment terminates involuntarily or they leave for a good reason (as defined), or voluntarily, during the 30-day period following the first anniversary of the change in control, they would receive three times their salary, incentive payments and fringe benefits. The agreements also provide a tax gross-up feature, so that such officers do not have to pay excise taxes imposed by the Internal Revenue Code (the "Code") on payments made pursuant to the agreement. The officers also will be credited with three additional years of service under the Company's retirement plans.

                                 PENSION PLANS

     The following table shows estimated annual retirement benefits payable to a covered participant who retires at age 65 or later, for the years of service and remuneration level indicated, under The Dial Corporation Retirement Income Plan and the schedule of The Dial Corporation Supplemental Pension Plan, which prevents the loss of pension benefits otherwise payable except for the limitations of Section 415 of the Code. The remuneration covered by the Retirement Plan is annual salary and annual bonus, as reported in the Pension Plan Table below. The final remuneration will be calculated on the basis of the average of the participant's last five years of covered remuneration prior to retirement.

                           PENSION PLAN TABLE(1),(2)

                               YEARS OF SERVICE(3)
                 -----------------------------------------------
REMUNERATION       15          20           25           30(4)
------------     -------     -------     ---------     ---------
125,000....       30,744      40,992        51,241        61,489
150,000....       37,307      49,742        62,178        74,614
175,000....       43,869      58,492        73,116        87,739
200,000....       50,432      67,242        84,053       100,864
225,000....       56,994      75,992        94,991       113,989
250,000....       63,557      84,742       105,928       127,114
300,000....       76,682     102,242       127,803       153,364
400,000....      102,932     137,242       171,553       205,864
500,000....      129,182     172,242       215,303       258,364
600,000....      155,432     207,242       259,053       310,864
700,000....      181,682     242,242       302,803       363,364
800,000....      207,932     277,242       346,553       415,864
900,000....      234,182     312,242       390,303       468,364
1,000,000..      260,432     347,242       434,053       520,864
1,100,000..      286,682     382,242       477,803       573,364
1,200,000..      312,932     417,242       521,553       625,864
1,300,000..      339,182     452,242       565,303       678,364
1,400,000..      365,432     487,242       609,053       730,864
1,500,000..      391,682     522,242       652,803       783,364
1,600,000..      417,932     557,242       696,553       835,864
1,700,000..      444,182     592,242       740,303       888,364
1,800,000..      470,432     627,242       784,053       940,864
1,900,000..      496,682     662,242       827,803       993,364
2,000,000..      522,932     697,242       871,553     1,045,864
2,100,000..      549,182     732,242       915,303     1,098,364
2,200,000..      575,432     767,242       959,053     1,150,864
2,300,000..      601,682     802,242     1,002,803     1,203,364
2,400,000..      627,932     837,242     1,046,553     1,255,864
2,500,000..      654,182     872,242     1,090,303     1,308,364
2,600,000..      680,432     907,242     1,134,053     1,360,864
2,700,000..      706,682     942,242     1,177,803     1,413,364

---------------
(1) The Code, and the Employee Retirement Income Security Act ("ERISA"), limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, the Company has a supplemental plan which authorizes the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plan.

(2) Benefits are computed on a single-life annuity basis. Such benefits reflect a reduction to recognize some of the Social Security benefits to be received by the employee. The amounts set forth are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table.

(3) The number of credited years of service for Messrs. Jozoff, Shook, Stearns, and Welle are 1, 14, 2, and 9, respectively. Estimated retirement benefits for Messrs. Jozoff, Shook, Stearns, and Welle are $370,300*, $217,000, $165,000, and $156,000, respectively. No information is shown for Mr. Fischer as he resigned from the Company effective February 28, 1997, and has no vested pension benefits.

(4) The Company's Retirement Income Plan limits the years of service credited for purposes of calculating benefits to a maximum of 30 years. The Company's Supplemental Pension Plan contains similar limits.

 * Assumes 1 extra year of service for each year of credited service after 3 years of employment projected to age 65, pursuant to Mr. Jozoff's employment agreement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filing.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     Prior to the Distribution, all compensation matters that pertained to the Executive Officers of the Company were considered by the Viad Executive Compensation Committee and, where required, by the full Board of Directors of Viad Corp. As a result, until August 1996, compensation decisions affecting the Company's Executive Officers were made in the context of the compensation policies followed by Viad Corp.

     The Board of Directors of the Company was originally elected in connection with the Distribution. Messrs. Gossage, Guinn, Stanfill and Young were appointed to the Company's Executive Compensation Committee (the "Committee") effective August 15, 1996. Mr. Guinn served on the Committee until the appointment of Mr. Riordan to the Committee effective January 27, 1997. Since its inception, the Committee has reviewed and approved certain compensation actions relating to the Company's 1996 fiscal period, which actions are described in this report. The Committee also considered and approved a philosophy for executive compensation, the details of which are also articulated herein.

COMMITTEE ROLE IN OVERSEEING EXECUTIVE COMPENSATION POLICY

     A primary role of the Committee is to determine and oversee the administration of compensation for the Company's Executive Officers. In this capacity, the Committee is dedicated to ensuring that the Company's compensation policies and practices are used effectively to support the achievement of the Company's short-and long-term business objectives.

     To preserve objectivity in the achievement of its goals, the Committee is comprised of four independent, nonemployee Directors who have no "interlocking" relationships as defined by the SEC. It is the Committee's overall goal to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and the Company's compensation philosophy. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

     The purpose of the report of the Committee is to inform stockholders of the Committee's compensation policies for Executive Officers and the rationale for compensation paid to the Chief Executive Officer (CEO).

COMPENSATION PHILOSOPHY

     The Company's primary business objective is to maximize stockholder value over the long term. To accomplish this objective, the Company has developed a comprehensive business strategy. The strategy is to continue to seek growth in revenues and income from the Company's strong core brands, as well as by expanding existing lines and introducing new products, to cut costs, to develop its international business and to further expand its business through strategic acquisitions.

     The following compensation policies are intended to facilitate the achievement of the Company's business strategies:

LONG-TERM AND AT-RISK FOCUS

     An integrated total compensation program should be structured to appropriately balance short- and long-term business and financial strategic goals. A significant amount of total pay for Executive Officers should be comprised of at-risk pay to align executive interests with stockholder interests and directly tie compensation value to performance. Emphasis should be placed on long-term incentives to reinforce the Company's primary business objective.

PAY FOR PERFORMANCE

     Executives' total compensation programs should strengthen the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the level of success in meeting specified corporate performance goals. Individual performance should also affect incentive compensation earned. A pay-for-performance philosophy can best be accomplished through annual and longer-term incentives.

EQUITY ORIENTATION

     The at-risk components of pay offered should primarily be comprised of equity-based pay opportunities. Encouraging a personal proprietary interest provides Executive Officers with a close identification with the Company and aligns executives' interests with those of stockholders. This promotes a continuing focus on building profitability and stockholder value. The Committee has established stock ownership guidelines for executives (one to three times base salary) to establish expectations for building beneficial shareholdings over time.

MANAGEMENT DEVELOPMENT

     Compensation opportunities should enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced Executive Officers upon whom, in large part, the successful operation and management of the Company depends.

PAY OPPORTUNITIES

     Each program element should target compensation levels at rates that are reflective of current market practices. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

     As part of its overall compensation philosophy, the Committee has determined appropriate target levels for base salary, annual incentives and long-term compensation. The Committee has determined that base salaries should be targeted at the 50th percentile of the market and that individual pay determinations will be based on individual responsibilities and contributions.

     Annual incentives will be targeted at the 50th percentile of market with opportunities to attain the 75th percentile with superior performance. Long-term compensation will consist of stock options with the level of awards to be competitive with long-term compensation plans of the Company's competitors. Total compensation (base salary, annual incentives and long-term compensation) will consist of a mix of the components and will provide an opportunity to earn between the 50th and 75th percentiles for superior performance, with a strong emphasis on variable pay. The Committee believes these targeted levels are consistent with the Company's overall compensation philosophy.

     Competitive market data is provided by independent compensation consultants. The data provided compares the Company's compensation practices to a group of comparator companies. The Company's market for compensation comparison purposes is comprised of a group of companies (the "Comparator Group") who tend to have national and international business operations and sales volumes, market capitalizations, employment levels and lines of business similar to those of the Company. The Committee reviews and approves the selection of companies used for compensation comparison purposes.

     The companies chosen for the Comparator Group used for compensation purposes generally are not the same companies which comprise the peer group index in the Performance Graph included in this proxy statement, although some overlap exists. The Committee believes that the Company's most direct competitors for executive talent are not necessarily restricted to all of the companies that would be included in a peer group established for comparing stockholder returns.

     The key elements of the Company's executive compensation are base salary, annual incentives, long-term compensation and benefits. These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an Executive Officer's total compensation package, including severance plans, insurance and other benefits.

BASE SALARIES

     The Compensation Committee regularly reviews each Executive Officer's base salary. Base salaries are targeted at market levels. Base salaries for Executive Officers are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices.

     Base salaries offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance based on the Company's evaluation process which encourages the development of executives.

     Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting the Company's objectives; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; demonstrating leadership abilities among co-workers; and other goals.

     On May 13, 1996, Viad Corp entered into a three year employment agreement with Mr. Jozoff, providing that following the Distribution, Mr. Jozoff would serve as the Chairman, President and Chief Executive Officer of the Company. Following the Distribution, the Company assumed the employment agreement with Mr. Jozoff. The employment agreement provides that prior to the Distribution, Mr. Jozoff would receive a minimum base salary of $600,000 per annum and that following the Distribution, Mr. Jozoff would receive a minimum base salary of $650,000 per annum. From May 13 to December 31, 1996, Mr. Jozoff received base salary payments of $386,738.

ANNUAL INCENTIVES

     In November 1996, the Committee adopted The Dial Corporation Annual Incentive Plan, effective January 1, 1997 ("Annual Incentive Plan"). The Annual Incentive Plan promotes the Company's pay-for-performance philosophy by providing all nonunion employees, including executives, with direct financial incentives in the form of annual cash bonuses to achieve Company and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

     Each year, the Committee will establish specific goals relating to each executive's bonus opportunity. Eligible executives will be assigned threshold, target and maximum bonus levels based on a percentage of base salary. Executives earn bonuses to the extent to which preestablished goals are achieved.

     The Committee has determined that participants' awards will be based 70% on Company performance and 30% on individual performance. Company goals are based on net revenue growth, operating margin and asset turnover for the year. Individual performance is based on quantifiable performance measures; however, no bonus is paid unless the predetermined thresholds for overall Company goals are reached.

     Bonus awards are set at levels comparable to typical levels of the Comparator Group. Performance goals are considered by the Committee to be challenging, but achievable. For 1997, the Committee has established targets at levels which are significantly above the Company's results achieved in prior years.

     In 1996, Mr. Jozoff and the Company's other Executive Officers received annual incentive payments pursuant to Viad's Management Incentive Plan (the "Viad MIP"). The annual incentive payments in 1996 were actually based on two separate performance periods; from January 1, 1996, through the Distribution and the period from the Distribution through December 31, 1996. Except with respect to Mr. Fischer, all of the annual incentive payments reflected in the Summary Table on page 9 reflect payments attributable to the first performance period under the Viad MIP. For the second performance period, the performance objectives for the Named Executive Officers were generally based on the Company's return on equity and operating/net income measures. The Company did not reach its objectives for the second period and, accordingly, there were no incentive payments to Named Executive Officers relating to the second period, except for Mr. Fischer. Mr. Fischer's performance objectives were based on the performance of one of the Company's lines of business and, based on the level of achievement of that objective, Mr. Fischer received an incentive payment of $25,220 related to the second performance period. Pursuant to his employment agreement, Mr. Jozoff received a sign-on bonus of $150,000 and annual incentive payments of $150,000 related to the occurrence of the Distribution. Mr. Jozoff also received an annual incentive payment of $150,000 attributable to the first performance period under the Viad MIP.

LONG-TERM INCENTIVES

     In keeping with the Company's commitment to provide a total compensation package which favors at-risk components of pay, long-term incentives comprise the largest portion of an executive's total compensation package. When awarding long-term incentives, the Committee considers the executive's level of responsibility, prior experience, historical award data, various performance criteria and compensation practices of the Comparator Group. The Committee's objective is to provide executives with long-term incentive award opportunities that are at a competitive market level. In certain instances, the Committee may provide individuals with long-term incentive award opportunities that are above or below market level based on an executive's experience and actual performance.

     Long-term incentives are provided pursuant to the 1996 Plan.

STOCK OPTIONS

     To date, stock options have been granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This plan focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

     In 1996, in an effort to align the interests of the Company's executives with the interests of the Company's stockholders at the Distribution, the Committee decided to provide executives with a front-loaded grant of stock options (three times a normal grant) with performance-based vesting. The stock options have an exercise price equal to the fair market value of the shares on the date of grant. After one year, one-third of the options become exercisable when the average closing market price over 20 consecutive days equals or exceeds 133% of the option price, two-thirds when such price equals or exceeds 167% of the option price and 100% when such price equals or exceeds 200% of the option price. In the event that the stock price objectives are not met, the options will not fully vest until five years from the date of grant. In the event of a "change in control", the options become fully vested and exercisable to the full extent of the original grant. The term of the options is 10 years. It is the Committee's intention not to make further grants of stock options to Executive Officers who received such front-loaded grants prior to 1999, except in the case of an Executive Officer's promotion or significant increase in responsibility. As a substitute for long-term incentive plans discontinued after the Distribution, an additional grant of non-qualified options was awarded to the Executive Officers of the Company. These options have the same vesting provisions as those described above.

     In 1996, the Committee awarded Mr. Jozoff options to purchase 510,910 shares and 439,090 shares with exercise prices of $12.8750 and $14.4375, respectively, as is detailed in the table on page 10. Mr. Jozoff's 1996 stock option grants were intended to provide a competitive long-term incentive award taking into consideration the establishment of the Company as an independent entity. Pursuant to the employment agreement, at the time of his hire, Mr. Jozoff received options to purchase 50,000 shares of Viad's common stock. At the Distribution, these options were converted into options to acquire 103,110 shares of the Company's Common Stock at an exercise price of $13.9414 per share. The conversion was intended to preserve for Mr. Jozoff the economic value of the shares, including the spread between the exercise price and the fair market value of the shares subject to the Viad options. Mr. Jozoff now owns 75,000 shares of the Company's Common Stock and with the 1996 grant holds options to purchase an additional 1,053,110 shares. This equity interest provides an appropriate link to the interests of stockholders.

BENEFITS

     Benefits offered to key executives serve a different purpose than do the other elements of compensation. In general, they provide protection against financial hardship that can result from illness, disability or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.

INTERNAL REVENUE CODE SECTION 162(M) CONSIDERATIONS

     Section 162(m) of the Code provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee intends to continue increased reliance on performance-based compensation programs. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. The Committee currently anticipates that to the extent practicable and in the Company's best interest such programs will be designed to satisfy the requirements of

Section 162(m) with respect to the deductibility of compensation paid. Consistent with this philosophy, the Board of Directors is submitting certain terms of The Dial Corporation's Annual Incentive Plan (the "Annual Incentive Plan") and the 1996 Plan to the stockholders for approval of performance goals and certain other terms in order to secure the deductibility of performance-based awards under Section 162(m). The Committee recognizes that there may be business considerations that dictate that compensation may be paid that is not deductible under Section 162(m).

CONCLUSION

     The Compensation Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the stockholders' benefit.

     We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

Dennis C. Stanfill (Chairman)
Thomas L. Gossage
Michael T. Riordan
A. Thomas Young

                               PERFORMANCE GRAPH

     The graph below provides a comparison of cumulative total stockholder returns, assuming reinvestment of dividends, for the Company as compared with the cumulative total return of the S&P 500 Stock Index and the S&P Consumer Products -- Staples Composite Index. This graph covers the period of time from August 16, 1996, the date following the Distribution, through December 27, 1996, the last trading date of the Company's fiscal year.

        Measurement Period               The Dial        S&P 500 Consumer
      (Fiscal Year Covered)             Corporation      Products-Staples         S&P 500
Aug. 16                                  100.00              100.00              100.00
Sept. 30                                 105.33              103.74              103.91
Dec. 27                                  110.77              112.11              114.99

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and certain Executive Officers to file initial reports of ownership and transactions in the Company's common stock with the SEC. The Company believes that all SEC filing requirements applicable to its Directors and Executive Officers with respect to the Company's fiscal year ending December 28, 1996, were complied with, except one filing by Lowell L. Robertson, Senior Vice President and Controller, who inadvertently failed to file an initial ownership report on a timely basis, and Jane M. Melville, a former Executive Officer of the Company, who inadvertently failed to file one report on a timely basis relating to one transaction. In making this disclosure, the Company has relied solely on written representations of its Directors and Executive Officers and copies of the reports that have been received by the Company.

PROPOSAL NO. 2  APPROVAL OF PERFORMANCE GOALS AND CERTAIN OTHER TERMS UNDER THE
                DIAL CORPORATION 1996 STOCK INCENTIVE PLAN FOR PURPOSES OF CODE
                SECTION 162(m)

     In connection with the Distribution, the Board of Directors of the Company adopted, and Viad Corp as sole stockholder approved, The Dial Corporation 1996 Stock Incentive Plan (the "1996 Plan").

     Section 162(m) of the Code generally does not allow publicly held companies to deduct in any one year compensation of more than $1 million paid to their chief executive officers, or any of their other four most highly compensated executive officers, unless such payments are "performance-based" in accordance with conditions specified in that law. In order for compensation to qualify for the "performance-based" compensation exemption, Section 162(m) requires stockholder approval of the employees eligible to receive such compensation as well as an express limitation on the number of shares which may be awarded to any individual during a specified period as stock options, stock appreciation rights (SARs) and restricted stock. In addition, for awards other than stock options and SARs granted with fair market value exercise prices, stockholder approval of the material terms of the performance goals upon which such awards are to be conditioned is required.

     The 1996 Plan includes features intended to permit the Executive Compensation Committee of the Board (the "Committee") to grant awards to employees that will qualify as performance-based compensation. Officers, employees and Directors of the Company, its subsidiaries and affiliates are eligible to participate in the 1996 Plan. The 1996 Plan limits the number of shares with respect to which incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock may be granted over any consecutive three-year period to any one participant to 1,000,000 shares (plus the number of shares which were necessary to replace outstanding options to purchase Viad shares in connection with the Distribution). The 1996 Plan provides that the Committee may condition exercise of an Award on attainment of an objective performance goal or goals based on one or more of the following performance criteria: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital, stockholder return or stock price appreciation; and that such criteria will be set by the Committee within the time period prescribed by Section 162(m) of the Code or the related regulations.

     The Board is seeking stockholder approval of the foregoing eligibility requirements, award limits and performance goals. If approved by stockholders, this proposal would enable the Company to make awards under the Plan, during a five-year period ending with the date of the Annual Meeting of Stockholders in 2002, which would be designed to continue to provide tax deductions for the Company.

     As of December 28, 1996, options to purchase 10.2 million shares of Common Stock were outstanding.

     The following summary of certain provisions of the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan, which was filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form 10.

ADMINISTRATION

     The 1996 Plan provides that grants and awards and other determinations under the 1996 Plan are to be made by the Committee as long as such Committee is composed of at least two Directors, each of whom is a "nonemployee Director" for purposes of Rule 16b-3 under the Exchange Act and is an "outside Director" under
Section 162(m) of the Code.

STOCK SUBJECT TO THE 1996 PLAN

     Awards with respect to both Common Stock and preferred stock of the Company (together, "Stock") may be made under the 1996 Plan. The 1996 Plan provides that the aggregate number of shares of Stock with respect to which options, SARs and restricted stock may be granted to any one participant may not exceed 1,000,000 shares for any consecutive three-year period (plus the number of shares necessary to effect the conversion of options to purchase common stock of Viad into options to purchase Common Stock of the Company in connection with the Distribution). In addition, no more than 9,600,000 shares of Common Stock will be cumulatively available under the 1996 Plan for the grant of options qualifying as "Incentive Stock Options" under the Code. The closing price of the Common Stock on the New York Stock Exchange on March 14, 1997 was $15.875 per share.

ELIGIBILITY

     Officers, employees and Directors of the Company, its subsidiaries and affiliates, are eligible to receive options and other awards under the 1996 Plan. The Plan provides for the automatic grants to nonemployee Directors described above under "Director Compensation," but Directors are eligible to receive other awards under the 1996 Plan.

DURATION

     The 1996 Plan was effective as of August 15, 1996, and will continue in effect until terminated by the Board of Directors. The Board of Directors may amend, alter or discontinue the 1996 Plan except that no such action may be taken which would disqualify any award or transaction under the 1996 Plan from the exemption provided by Rule 16b-3 under the Exchange Act and, if such action would impair the rights of holders of outstanding awards, such holder's consent is required (unless the amendment is to maintain qualification of an award or transaction for exemption under Rule 16b-3). Finally, no amendment requiring stockholder approval by law or agreement may be made without such approval.

STOCK OPTIONS, SARS AND RESTRICTED STOCK

     Under the 1996 Plan, the Committee has the power to grant Incentive Stock Options, nonqualified stock options, related SARs and restricted stock, and, consistent with the 1996 Plan, to fix the terms and conditions of, and to determine the persons to receive, such awards. In general, stock options under the 1996 Plan will be granted with an exercise price no less than the fair market value of the shares on the date of grant, and to date all stock options have been granted with exercise prices at the fair market value of the shares; however, the Committee has the authority to grant non-qualified stock options with an exercise price of less than such fair market value. Performance-based awards under the 1996 Plan may be made which are not intended to, or need not, qualify as performance-based for Section 162(m) purposes in addition to awards intended to so qualify. The 1996 Plan provides that appropriate adjustments will be made in the amount of shares reserved for issuance under the 1996 Plan, in the number, option price or kind of shares subject to outstanding options and SARs, and in the number or kind of shares subject to other outstanding awards under the 1996 Plan in the event of any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution or other change in corporate structure. In addition, the 1996 Plan provides that all options and SARs become exercisable and vest, and all restricted stock vests and becomes fully transferable, upon a "Change in Control" (as defined in the 1996 Plan), and that, unless otherwise provided at the time of the grant, optionees may elect to receive cash for their options on certain terms following a Change in Control.

FEDERAL INCOME TAX CONSEQUENCES.

     Under existing law and regulations, the grant of non-qualified stock options and SARs will not result in income taxable to the employee or provide deductions to the Company. However, the exercise of a non-qualified stock option or a SAR results in taxable income to the holder, and the Company is generally entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the excess of the fair market value of the shares purchased over their option price. Upon the exercise of a SAR, the participant will be taxed at ordinary income tax rates on the amount of the cash and the fair market value of the shares received by the employee, and the Company will be generally entitled to a corresponding deduction.

     No income is recognized by an optionee when an Incentive Stock Option is granted or exercised. If the holder holds the shares received on exercise of an Incentive Stock Option for at least two years from the date of grant and one year from date of exercise, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to the Company. If the holding period requirements are not satisfied, the employee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or
(ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition not reflected above will be long-term or short-term capital gain, depending upon the length of time the shares are held. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

     An employee who is granted a restricted stock award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Upon lapse or release of the restrictions, the recipient will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares. Any awards that are not subject to a substantial risk of forfeiture will be taxed at the time of grant. The Company will be generally entitled to a corresponding deduction when the value of the award is included in the recipient's taxable income. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the shares are held.

     An employee may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of transfer. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of transfer, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

     A participant will realize ordinary income as a result of performance awards at the time Common Stock is transferred or cash is paid in an amount equal to the value of the shares delivered plus the cash paid.

     The general rules for the Company's deductions described above are subject to the limitations of Section 162(m) described above. Stockholder approval of the performance goals and certain other terms of the 1996 Plan will enable the Committee to design awards thereunder that are fully deductible. However, additional limitations on deductibility may apply in the event of a Change in Control.

     The foregoing discussion is not a complete description of the federal income tax aspects of Awards under the 1996 Plan and is intended for the information of stockholders considering how to vote with respect to this Proposal and not as tax guidance to participants in the 1996 Plan. Different tax rules may apply to specific participants and transactions under the 1996 Plan.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this Proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THIS PROPOSAL TO APPROVE PERFORMANCE GOALS AND CERTAIN OTHER TERMS OF THE DIAL CORPORATION 1996 STOCK INCENTIVE PLAN AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL NO. 3  APPROVAL OF PERFORMANCE GOALS AND CERTAIN OTHER TERMS UNDER THE
                DIAL CORPORATION ANNUAL INCENTIVE PLAN FOR PURPOSES OF CODE
                SECTION 162(m)

     On November 21, 1996, the Board of Directors adopted The Dial Corporation Annual Incentive Plan (the "Annual Incentive Plan"), which provides for the awarding of bonuses to all salaried, nonunion employees of the Company and its subsidiaries subject to the attainment of certain performance criteria. Certain performance goals and other terms of the Annual Incentive Plan were approved by the Board subject to stockholder approval as described herein.

     As discussed above, Section 162(m) of the Code limits to $1 million the federal income tax deduction that public companies may claim in any given tax year for compensation paid to any of its top five Executive Officers except if such compensation is "performance-based" as defined in that law.

     In the case of a cash incentive plan, such as the Annual Incentive Plan, the Section 162(m) requirements can be satisfied if stockholder approval is obtained with respect to (1) the employees eligible to receive the performance-based compensation, (2) a limit on the amount payable to any participant during a specified period and (3) the business criteria on which the performance goals are based.

     Under the Annual Incentive Plan, eligible participants will be all salaried, nonunion employees of the Company and its subsidiaries. The maximum award that may be paid to any participant for any one year is $2 million. Finally, the performance criteria on which awards intended to qualify for the exemption from the Section 162(m) deductibility limit will be based are: operating margin, net revenue growth, asset turnover, cash flow, earnings per share, cash flow return on investment, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income, return on assets, economic value added, return on equity, return on investment, return on sales, revenue and total stockholder return. In establishing performance goals based on such criteria, the Committee may apply the performance criteria as a measure of the performance of any, all or any combination of the Company, any subsidiary, any division, group or other unit of the Company or a subsidiary, or any product category or categories. The Committee also will determine the percentages of target awards that will be paid if the performance goal or goals are met and the method by which such amounts will be calculated.

     The Board is seeking stockholder approval of the foregoing eligibility requirements, award limits and performance criteria. If approved by stockholders, this Proposal would enable the Company to make awards under the Annual Incentive Plan during a five year period ending with the date of the Annual Meeting of Stockholders in 2002, which would be designed to continue to provide tax deductions for the Company.

     The following is a brief description of certain material features of the Annual Incentive Plan. This summary is qualified in its entirety by reference to the terms of the Annual Incentive Plan which has been filed with the SEC as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

TERM

     The Annual Incentive Plan will be effective as of January 1, 1997, subject as described above to approval of this Proposal by stockholders.

PARTICIPANTS

     Participants in the Annual Incentive Plan will be all salaried, nonunion employees of the Company and its subsidiaries who are selected annually to participate in the Annual Incentive Plan by the Committee.

ADMINISTRATION

     The Annual Incentive Plan will be administered by the Committee, which will have authority to prescribe rules relating to the Annual Incentive Plan. The decisions of the Committee with respect to the Annual Incentive Plan will be final and conclusive.

DETERMINATION OF AWARD

     At the end of each fiscal year, in the case of awards intended to qualify under Section 162(m), the Committee will determine and certify for each participant if the performance goal or goals have been met and the amount of the award, if any, to be paid. Awards will be paid to participants in cash following such determination within 45 days after the end of such fiscal year. Subject to the terms of the Plan, the Committee may, in its discretion, reduce or eliminate any calculated award to be paid to a participant, but may not increase such award. In the case of retirement, death or disability or in the case of a "change in control" of the Company as defined in the Annual Incentive Plan during the year, participants' awards will be adjusted pro rata based on the period of employment prior to such event.

AMENDMENT AND TERMINATION

     The Annual Incentive Plan may be amended or terminated by the Committee at any time; stockholder approval will be required if any such amendment would require stockholder approval to maintain the qualification of awards under the Annual Incentive Plan as performance-based compensation under Section 162(m) of the Code.

     If approved by stockholders, this Proposal would not limit the Company's right to award or pay other forms of compensation to the Company's Executive Officers which does not qualify under Section 162(m), whether or not the performance goals for annual incentive awards described in this Proposal are achieved in any future year, and whether or not such other forms of compensation would be deductible, if the Committee determines that the payment of such compensation is in the best interests of the Company and its stockholders.

FISCAL YEAR 1997 AWARDS

     The Committee has established performance goals and target awards under the Annual Incentive Plan for fiscal year 1997 for all Plan participants. In the case of Mr. Jozoff, an award representing a portion of his potential 1997 incentive compensation may not qualify under Section 162(m). The actual awards to be paid under the Annual Incentive Plan (or that would have been payable under the Plan for fiscal year 1996, had the Annual Incentive Plan then been in effect) cannot be determined at this time since the awards are dependent on the Company's financial performance for fiscal year 1997.

     An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this Proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THIS PROPOSAL TO APPROVE PERFORMANCE GOALS AND CERTAIN OTHER TERMS OF THE DIAL CORPORATION ANNUAL INCENTIVE PLAN AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

           SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

     From time to time stockholders may submit proposals which they intend to present at the Annual Meeting, and which may be proper subjects for inclusion in the Proxy Statement and form of proxy. To be considered for inclusion in the Proxy Statement, proposals must be submitted on a timely basis. Proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 12, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     In the event a stockholder wishes to nominate a candidate for election as a Director, or wishes to propose any other matter for consideration at the stockholder meeting, other than proposals covered by the first paragraph of this section, written notice of such stockholder's intent to make such nomination or request such other action must be given to the Secretary of the Company, The Dial Corporation, 1850 North Central Avenue, Suite 2012, Phoenix, Arizona 85004-4525, pursuant to certain procedures set out in the Company's Bylaws, a copy of which is available upon request from the Secretary of the Company. The Chairman of the Annual Meeting of Stockholders may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedure.

     A copy of the Company's 1996 Annual Report on Form 10-K filed with the SEC may be obtained by stockholders upon written request to the Office of the Secretary, 1850 North Central Avenue, Suite 2012, Phoenix, Arizona 85004-4525.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters to be brought before the Meeting. If any other business should properly come before the Meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

                                          By order of the Board of Directors
                                          /s/ William A. Arbitman
                                          William A. Arbitman
                                          Vice President and Secretary

                                                                APPENDIX
                                                                --------
The Dial Corporation
Annual Incentive Plan

Article 1. Establishment and Purpose

   1.1 ESTABLISHMENT OF THE PLAN. The Dial Corporation, a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Dial Corporation Annual Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the awarding of annual bonuses to Employees of the Company, based on the achievement of preestablished performance goals.

   Upon approval by the Board of Directors of the Company, the Plan shall become effective as of January 1, 1997 (the "Effective Date") and shall remain in effect until December 31, 2006, or until earlier terminated by the Board.

   1.2 PURPOSE. The primary purposes of the Plan are to: (a) motivate participants toward achieving annual goals that are within group and/or individual control, and are considered key to the Company's success; (b) encourage teamwork among Participants in various segments of the Company; and
(c) reward performance with pay that varies in relation to the extent to which the preestablished goals are achieved.

Article 2. Definitions

   Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

   2.1 "TARGET AWARD" means the various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 5.1 and 5.2 herein.

   2.2 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

   2.3 "CAUSE" means: (a) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (b) the conviction of a Participant for the commission of a felony or crime involving moral turpitude; provided, however, that if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," such definition of "Cause" shall apply. "Cause" under either (a) or (b) shall be determined in good faith by the Committee.

   2.4 "CHANGE IN CONTROL." For the purpose of this Plan, a Change in Control" shall mean:

   (a) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (hereinafter "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the

        Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
        (a), the following acquisitions shall not constitute a Change in
        Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
        (i), (ii), and (iii) of subsection (c) of this Section 2.4; or

   (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

   (c) Consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

   (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

   2.5 "CODE" means the Internal Revenue Code of 1986, as amended.

   2.6 "COMMITTEE" means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Article 3 herein.

   2.7 "COMPANY" means The Dial Corporation, a Delaware corporation (including any and all Subsidiaries), and any successor thereto.

   2.8 "COVERED EMPLOYEE" means a Participant who, as of the date of payout of a Final Award, is one of the group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.

   2.9 "DISABILITY" means a disability as determined under the disability plan of the Company or Subsidiary applicable to the Participant.

   2.10 "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

   2.11 "EMPLOYEE" means a nonunion, full-time, salaried employee of the Company. The plan excludes any employees on a sales incentives plan and temporary employees.

   2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

   2.13 "FINAL AWARD" means the actual award earned during a Plan Year by a Participant, as determined by the Committee following the end of the Plan Year.

   2.14 "PARTICIPANT" means an Employee who is actively participating in the Plan.

   2.15 "PLAN" means The Dial Corporation Annual Incentive Plan, as set forth herein.

   2.16 "PLAN YEAR" means the Company's fiscal year.

   2.17 "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement pension plan.

   2.18 "SUBSIDIARY" means any corporation (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.

   2.19 "TARGET AWARD" means the award to be paid to Participants when the Company meets "targeted" performance results, as established by the Committee.

   2.20 "ACTUAL ANNUAL EARNINGS" means the actual earnings that will be used to calculate the final award.

Article 3. Administration

   3.1 THE COMMITTEE. The Plan shall initially be administered by the Executive Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.

   3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Target Awards and Final Awards; determine the terms and conditions of Target Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) amend the terms and conditions of any outstanding Target Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

   3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

   3.4 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

   The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4. Eligibility and Participation

   4.1 ELIGIBILITY. Employees as defined in 2.11 shall be eligible to participate in the Plan.

   4.2 PARTICIPATION. Participation in the Plan shall be determined annually by the Committee. Employees who are chosen to participate in the Plan in any given Plan Year shall be so notified in writing, and shall be apprised of the performance measure(s), performance goal(s), and related Award Opportunities for the relevant Plan Year, as soon as is practicable.

   4.3 PARTIAL PLAN YEAR PARTICIPATION. Except as provided in Article 8 herein, an Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan on a prorata basis for that Plan Year. The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.

   4.4 NO RIGHT TO PARTICIPATE. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

Article 5. Award Determination

   5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall select performance measures and shall establish performance goals for that Plan Year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate and/or individual goals.

   The Committee may establish one or more performance measures which must be achieved for any Participant to receive any portion of his or her Final Award payment for that Plan Year.

   5.2 TARGET AWARD. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish, in writing, Target Awards which correspond to various levels of achievement of the preestablished performance goals. Except as provided in Article 8 herein, in the event a Participant changes job levels during a Plan Year, the Participant's Target Award may be adjusted to reflect the amount of time at each job level during the Plan Year.

   5.3 ADJUSTMENT OF PERFORMANCE GOALS AND TARGET AWARD. Once established, performance goals normally shall not be changed during the Plan Year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Target Award of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

      Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Target Award and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of the Target Award held by Covered Employees to qualify for the "performance-based" exception under Code Section 162(m).

   5.4 FINAL AWARD DETERMINATIONS. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Award, based on the level of achievement of the pre-established corporate and/or divisional performance goals.

   5.5 AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Plan Year shall be two million dollars ($2,000,000).

   5.6 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

Article 6. Payment of Final Awards

   6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, each Participant's Final Award shall be paid in cash, in one lump sum, within forty-five (45) calendar days after the end of each Plan Year.

   6.2 DEFERRAL OF FINAL AWARD PAYOUTS. The Committee may permit (or require, if necessary, to preserve full deductibility under Code Section 162(m)) a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due pursuant to his or her Final Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

   6.2 UNSECURED INTEREST. No participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 7. Termination of Employment

   7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event a Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction; the numerator of which is the number of days of employment in the Plan Year through the date of employment termination, and the denominator of which is three hundred sixty-five (365). In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied.

   The Final Award thus determined shall be paid within seventy-five (75) calendar days following the end of the Plan Year in which employment termination occurs.

   7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, except in the event of an involuntary employment termination for Cause, the Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee.

Article 8. Covered Employees

   8.1 APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Covered Employees. In the event of any inconsistencies between this
Article 8 and the other Plan provisions as they pertain to Covered Employees, the provisions of this Article 8 shall control.

   8.2 ESTABLISHMENT OF TARGET AWARDS. Except as provided in Section 8.8 herein, the Target Awards for Covered Employees shall be established as a percentage of each Covered Employee's Base Salary (as defined below). Within ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the preestablished performance goals.

   8.4 COMPONENTS OF TARGET AWARDS. Each Covered Employee's Target Award shall be based on: (a) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (b) Company and business unit performance in relation to the pre-established performance goals.

   Except as provided in Section 8.8 herein, performance measures which may serve as determinants of Covered Employees' Award Opportunities shall be limited to one or more of the following: operating margin (including a definition such as earnings before interest and taxes divided by net revenues), net revenue growth, asset turnover (including a definition such as revenue divided by average total assets), cash flow, earnings per share, economic value added, cash-flow return on investment, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), return on assets, return on equity, return on investment, return on sales, revenue, and total shareholder return. These performance measures may be applied singly or in tandem, and may be linked to Companywide performance, business unit performance, or both.

   8.5 NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in Section
8.8 herein, each Covered Employee's Final Award shall be based exclusively on the Target Award levels established by the Committee pursuant to Section 8.2 herein.

   8.6 NONADJUSTMENT OF PERFORMANCE GOALS. Except as provided in Section 8.8 herein, performance goals shall not be changed following their establishment, and Covered Employees shall not receive any payout when the minimum company/corporation performance goals are not met or exceeded.

   8.7 INDIVIDUAL PERFORMANCE EVALUATION AND DISCRETIONARY ADJUSTMENTS. Except as provided in Section 8.8 herein, subjective evaluations of performance shall not be applied to increase Final Awards. However, the Committee shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable to a Covered Employee.

   8.8 POSSIBLE MODIFICATIONS. If, on the advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Target Awards granted to Covered Employees pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Target Awards as is consistent with the terms of this Plan, and without regard to the restrictive provisions of this Article 8.

   Without limiting the generality of the foregoing, in the event it is determined that the Committee may make adjustments to performance goals to reflect the impact of events that are extraordinary and/or nonrecurring without precluding compliance with Code Section 162(m), such adjustments may be made. Further, in determining the degree to which performance goals have been satisfied in any year, the Committee shall disregard the impact of accounting changes made by the Financial Accounting Standards Board which become effective after the performance goals for such year have been established.

      In the event the Committee determines that compliance with Code Section 162(m) is not desired with respect to any Target Awards granted or to be granted under the Plan, then compliance with Code Section 162(m) will not be required (for example, if such a determination is made, the performance measures specified in Section 8.4 herein need not be the only determinants of Final Awards, and subjective discretion may be applied to increase the Final Awards of Covered Employees). In addition, in the event that changes are made to Code
Section 162(m) to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may, subject to this Article 8, make any adjustments it deems appropriate.

Article 9. Rights of Participants

   9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

   9.2 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

Article 10. Beneficiary Designation

   Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 11. Change in Control

   In the event of a Change in Control, each Participant shall be entitled to a pro rata payment of his or her Target Award for the Plan Year during which such Change in Control occurs. The Final Award deemed earned by each Participant in such year shall equal the greater of: (i) the Participant's Target Award for such year; or (ii) the estimated actual performance as of the date of the Change in Control, projected to the end of such year, as determined by the Compensation Committee. The proration applicable to the Target Awards in the year of a Change in Control shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Participant within thirty (30) days after the effective date of the Change in Control.

Article 12. Amendments

   The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), materially reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled.

Article 13. Miscellaneous

   13.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Delaware.

   13.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

   13.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

   13.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   13.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

   13.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                              THE DIAL CORPORATION
                            1996 STOCK INCENTIVE PLAN

1.  PURPOSE OF THE PLAN.

      The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

2.  ADMINISTRATION OF THE PLAN.

      The Plan will be administered by the Executive Compensation Committee of the Board pursuant to authority delegated by the Board in accordance with the Company's By-Laws. If at any time there is no such Executive Compensation Committee or such Executive Compensation Committee shall fail to be composed of at least two directors each of whom (1) is a Non-Employee Director and (2) is an "outside director" under Section 162(m)(4) of the Code, the Plan will be administered by a Committee selected by the Board and composed of not less than two individuals, each of whom is such a Non-Employee Director and such an "outside director".

      The Committee will have plenary authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries and Affiliates.

      Among other things, the Committee will have the authority, subject to the terms of the Plan:

      (a) to select the officers, employees and directors to whom Awards may from time to time be granted;

      (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder;

      (c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

      (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or waiver of forfeiture regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine; provided, however, that the Committee will have no power to accelerate the vesting, or waive the forfeiture, of any Qualified Performance-Based Awards;

      (e) to modify, amend or adjust the terms and conditions, at any time or from time to time, of any Award, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to any Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith; and

      (f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award will be deferred.

      The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it from time to time deems advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

      The Committee may act only by a majority of its members then in office, except that the members thereof may (1) delegate to designated officers or employees of the Company such of its powers and authorities under the Plan as it deems appropriate (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to fail to be exempt from Section 16(b) of the Exchange Act) and (2) authorize any one or more members of the Committee or any designated officer or employee of the Company to execute and deliver documents on behalf of the Committee.

      Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award will be made in the sole discretion of the Committee or such delegate(s) at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer(s) or employee(s) pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Plan participants.

3.  STOCK SUBJECT TO THE PLAN.

      The aggregate number of shares of Stock covered by Awards granted to any one participant will not exceed 1,000,000 shares for any consecutive three year period plus the number of shares necessary to provide new Awards to replace outstanding awards of Old Dial pursuant to the Distribution Agreement ("Replacement Awards"). No more than 9,600,000 shares of Common Stock will be cumulatively available for the grant of Incentive Stock Options under the Plan. Shares subject to an Award under the Plan may be authorized and unissued shares or may be "treasury shares."

      In the event of any merger, reorganization, consolidation, recapitalization, spin-off, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number, or kind, and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and in the number, or kind, of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee or the Board in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

4.  ELIGIBILITY.

      Officers, employees and directors of the Company, its subsidiaries, and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

5.  STOCK OPTIONS.

      Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan will be in such form as the Committee may from time to time approve.

      The Committee will have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it will be deemed to be a Non-Qualified Stock Option.

      Stock Options will be evidenced by option agreements, the terms and provisions of which may differ. An option agreement will indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option will occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company will notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant.

      Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options will be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

      Stock Options granted under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions as the Committee shall deem desirable:

      (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement. It is the intention under the Plan that such option price will not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant; provided, however, that (1) the Committee may, from time to time, grant Awards of Stock Options with an exercise price of less than Fair Market Value and (2) the option prices for Replacement Awards will be determined in accordance with the Distribution Agreement.

      (b) Option Term. The term of each Stock Option will be fixed by the Committee, but no Incentive Stock Option may be exercisable more than 10 years after the date the Stock Option is granted.

      (c) Exercisability. Except as otherwise provided herein, Stock Options will be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

      (d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

      Such notice must be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. An option agreement may provide that, if approved by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee of the same class as the Stock subject to the Stock Option and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder which is of the same class as the Stock subject to the Stock Option, in both cases based on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock of the same class as the Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. In addition, an option agreement may provide that in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instruction to the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

      If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price will be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

      No shares of Stock will be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee will have all of the rights of a stockholder of the Company holding the class or series of Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 11(a).

      (e) Nontransferability of Stock Options. (1) No Stock Option will be transferable by the optionee other than (A) by will or by the laws of descent and distribution or (B) in the case of a Non-Qualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options will be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

            (2) Notwithstanding Section 5(e)(1) above, the Committee may grant Stock Options that are transferable, or amend outstanding Stock Options to make them transferable, by the optionee (any such Stock Option so granted or amended a "Transferable Option") to one or more members of the optionee's immediate family, to partnerships of which the only partners are members of the optionee's immediate family, or to trusts established by the optionee for the benefit of one or more members of the optionee's immediate family. For this purpose the term "immediate family" means the optionee's spouse, children or grandchildren. Consideration may not be paid for the transfer of a Transferable Option. A transferee described in this Section 5(e)(2) will be subject to all terms and conditions applicable to the

Transferable Option prior to its transfer. The option agreement with respect to a Transferable Option will set forth its transfer restrictions, such option agreement shall be approved by the Committee, and only Stock Options granted pursuant to a stock option agreement expressly permitting transfer pursuant to this Section 5(e)(2) will be so transferable.

      (f) Termination by Death. If an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (g) Termination by Reason of Disability or Retirement. If an optionee's employment terminates by reason of Disability or Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (h) Other Termination. Unless otherwise determined by the Committee, (1) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee will thereupon terminate and (2) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement, or Cause, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which the Option is being exercised on the effective date of such cash out.

      (j) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread") multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised.

6.  STOCK APPRECIATION RIGHTS.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

      A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee will be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

      (b) Terms and Conditions. Stock Appreciation Rights will be subject to such terms and conditions as shall be determined by the Committee, including the following:

            (1) Stock Appreciation Rights will be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this
      Section 6.

            (2) Upon the exercise of a Stock Appreciation Right, an optionee will be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall has been exercised, with the Committee having the right to determine the form of payment.

            (3) Stock Appreciation Rights will be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

7.  RESTRICTED STOCK.

      (a) Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee will determine the individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

      (b) Awards and Certificates. Shares of Restricted Stock will be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Except as otherwise set forth in a Restricted Stock Agreement, any certificate issued in respect of shares of Restricted Stock will be registered in the name of such participant and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1996 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the office of The Dial Corporation, 1850 N. Central Avenue, Phoenix, Arizona 85004-1752."

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the participant have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.


      (c) Terms and Conditions. Shares of Restricted Stock will be subject to the following terms and conditions:

            (1) The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it will condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. If the Committee does not designate an Award of Restricted Stock as a Qualified Performance-Based Award, it may also condition the grant or vesting thereof upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may also condition the grant or vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the conditions for grant or vesting and any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals have been satisfied.

            (2) Subject to the provisions of the Plan (including Section 5(d)) and the Restricted Stock Agreement referred to in Section 7(c)(7), during a period set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period") and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, the participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

            (3) Except as provided in this paragraph (3) and Sections 7(c)(1) and (2) and the Restricted Stock Agreement, the participant will have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 11(f) of the Plan, (A) dividends consisting of cash, stock or other property (other than Stock) on the class or series of Stock that is the subject of the Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock (in the case of stock or other property, based on the fair market value thereof, and the Fair Market Value of the stock, in each case as of the record date for the dividend) held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable to the underlying Restricted Stock, and (B) dividends payable in Stock shall be paid in the form of Restricted Stock of the same class as the Stock with which such dividend was paid and shall be held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable to the underlying Restricted Stock.

            (4) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 7(c)(1), 7(c)(2), 7(c)(5) and 8(a)(2), upon a participant's Termination of Employment for any reason during the Restriction Period or before any applicable Performance Goals are met, all shares still subject to restriction shall be forfeited by the participant.

            (5) Except to the extent otherwise provided in Section 8(a)(2), in the event that a participant retires or such participant's employment is involuntarily terminated (other than for Cause), the Committee will have the discretion to waive in whole or in part any or all remaining restrictions (other than, in the case of Restricted Stock which is a Qualified Performance-Based Award, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

            (6) Except as otherwise provided herein or as required by law, if and when applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares will be delivered to the participant upon surrender of legended certificates.

            (7) Each Award will be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

8.  CHANGE IN CONTROL PROVISIONS.

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

            (1) Any Stock Options and Stock Appreciation Right outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant.

            (2) The restrictions and conditions to vesting applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

      (b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

            (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
      (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section 8(b); or

            (2) A change in the composition of the Board such that the individuals who, as of the date that the Distribution is effective, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8(b), that any individual who becomes a member of the Board subsequent to the date that the Distribution is effective, whose election, or nomination for election by the Company's stockholders, was approved by vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms as used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be considered as a member of the Incumbent Board; or

            (3) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") (or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the earlier of the obtaining of such consent or the consummation of the Corporate Transaction); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate

      Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

            (4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (1) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on the NASDAQ National Market System or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (2) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price will be in all cases the Fair Market Value of the Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration will be determined in the sole discretion of the Board.

9.  TERM, AMENDMENT AND TERMINATION.

      The Plan will have no fixed termination date, but may be terminated at any time by the Board. Awards outstanding as of the date of any such termination will not be affected or impaired by the termination of the Plan.

      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right or Restricted Stock Award theretofore granted without the optionee's or recipient's consent, except such an amendment which is necessary to cause any Award or transaction under the Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3, or (b) disqualify any Award or transaction under the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment may be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

      The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment will
(1) impair the rights of any holder without the holder's consent except such an amendment which is necessary to cause any Award or transaction under the Plan to qualify, or to continue to qualify, for the exemption provided by Rule 16b-3 or
(2) amend any Qualified Performance-Based Award in such a way as to cause it to cease to qualify for the exemption set forth in Section 162(m)(4)(C). The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

      Subject to the above provisions, the Board will have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

10.  UNFUNDED STATUS OF THE PLAN.

      It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

11.  GENERAL PROVISIONS.

      (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan will be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in the Plan will prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

      (c) The adoption of the Plan will not confer upon any employee any right to continued employment nor will it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

      (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

      (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant will be subject to a right of first refusal pursuant to which the participant will be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

      (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

      (g) The Committee will establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

      (h) Notwithstanding any other provision of the Plan or any agreement relating to any Award hereunder, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests-accounting under APB No. 16 that, but for the nature of such grant, would otherwise be eligible for such accounting treatment, the Committee will have the ability, in its sole discretion, to substitute for the cash payable pursuant to such grant Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

      (i) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

12.  EFFECTIVE DATE OF THE PLAN.

      The Plan shall be effective on August 15, 1996.

13.  DIRECTOR STOCK OPTIONS.

      (a) Each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or Affiliates, will (1) on the date of his or her first election as a director of the Company, which election will be deemed to occur on August 15, 1996 for individuals who become directors of the Company in connection with the Distribution (any such initial grant, an "Initial Grant"), and (2) on August 15, 1996 and thereafter annually, on the third Thursday in August, during such director's term (the "Annual Grant"), automatically be granted Non-Qualified Stock Options to purchase Common Stock having an exercise price per share of Common Stock equal to 100% of Fair Market Value per share of Common Stock at the date of grant of such Non-Qualified Stock Option. The number of shares subject to each such Initial Grant, and each such Annual Grant, will be equal to the annual retainer fee in effect at the date of grant for nonemployee directors of the Company divided by an amount equal to one-third (1/3) of the Fair Market Value of the Common Stock at the date of grant, rounded to the nearest 100 shares. A nonemployee director elected during the course of a year (i.e., on a date other than the date of the Annual Grant) will, in addition to the Initial Grant, receive upon election a grant of Non-Qualified Stock Options prorated for the year in which the election occurs, with the number of shares of Common Stock subject to such Stock Options being equal to (1) the number of shares subject to the Initial Grant multiplied by (2) a fraction the numerator of which is the number of full calendar months from the date of such election through the date of the next Annual Grant and the denominator of which is twelve.

      (b) An automatic director Stock Option will be granted hereunder only if as of each date of grant the director (1) is not otherwise an employee of the Company or any of its subsidiaries or Affiliates, (2) has not been an employee of the Company or any of its subsidiaries or Affiliates for any part of the preceding fiscal year, and (3) has served on the Board continuously since the commencement of his term.

      (c) Except as expressly provided in this Section 13, any Stock Option granted hereunder will be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof including, without limitation, the rights set forth in Section 5(j) hereof.

                            GLOSSARY OF DEFINED TERMS

For purposes of the Plan, the following terms are defined as set forth below:

      (a) "Affiliate" means a corporation or other entity controlled by the Company and designated by the Committee as such.

      (b) "Award" means Stock Appreciation Right, Stock Option or Restricted Stock.

      (c) "Board" means the Board of Directors of the Company.

      (d) "Cause" means (1) the conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred,
(2) dishonesty in the course of fulfilling a participant's employment duties or
(3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee will have the sole discretion to determine whether "Cause" exists, and its determination will be final.

      (e) "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 8(b) and (c), respectively.

      (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (g) "Commission" means the Securities and Exchange Commission or any successor agency.

      (h) "Committee" means the Committee referred to in Section 2.

      (i) "Common Stock" means common stock, par value $0.01 per share, of the Company.

      (j) "Company" means The Dial Corporation, a Delaware corporation.

      (k) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

      (l) "Distribution" means the distribution of shares of Company Common Stock by The Dial Corp (which, in connection with such distribution, will be renamed "Viad Corp," herein referred to as "Old Dial") to the holders of common stock of Old Dial, par value $1.50 per share.

      (m) "Distribution Agreement" means the Distribution Agreement, dated as of July 25, 1996, by and among Old Dial, the Company and Exhibitgroup Inc.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (o) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Stock is listed or on the NASDAQ National

Market System or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock will be determined by the Committee in good faith.

      (p) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

      (q) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

      (r) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (s) "Performance Goals" means the performance goals established by the Committee prior to the grant of Restricted Stock. In the case of Qualified Performance-Based Awards, such goals (1) will be based on the attainment of specified levels of one or more of the following measures: earnings per share, sales, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital, stockholder return or such other performance measures as the Committee selects and discloses to stockholders in connection with stockholder approval for purposes of Section 162(m) of the Code and related regulations and (2) will be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

      (t) "Plan" means The Dial Corporation 1996 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

      (u) "Preferred Stock" means preferred stock, par value $0.01, of the Company.

      (v) "Qualified Performance-Based Awards" means an Award of Restricted Stock designated as such by the Committee at the time of grant, based upon a determination that (1) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock and (2) the Committee wishes such Award to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C).

      (w) "Replacement Awards" means Stock Options granted to replace outstanding options to purchase Old Dial common stock pursuant to the Distribution Agreement.

      (x) "Restricted Stock" means an award granted under Section 7.

      (y) "Retirement" means retirement from active employment under a pension plan of the Company, any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment at or after age 55 under circumstances which the Committee, in it sole discretion, deems equivalent to retirement.

      (a) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16(b) of the Exchange Act, as amended from time to time.

      (aa) "Stock" means the Common Stock or Preferred Stock.

      (bb) "Stock Appreciation Right" means a right granted under Section 6.

      (cc) "Stock Option" means an option granted under Section 5.

      (dd) "Termination of Employment" means the termination of the participant's employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. Transfers among the Company and its subsidiaries and Affiliates, as well as temporary absences from employment because of illness, vacation or leave of absence, will not be considered a Termination of Employment.

      In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Proxy

THE DIAL CORPORATION

c/o Harris Trust & Savings Bank, P.O. Box 830, Chicago, Illinois 60690 This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints Malcolm Jozoff, Joe T. Ford and Donald E. Guinn, and each of them, to have all the powers hereunder, including full power of substitution, as Proxies for the undersigned to vote as indicated below, at the Annual Meeting of Stockholders of The Dial Corporation (the "Corporation") to be held on Thursday, May 29, 1997, and at any adjournment or adjournments thereof, all shares of stock which the undersigned is entitled to vote, with all voting rights the undersigned would have if personally present. This card also provides voting instructions for shares of the Corporation held for the account of the undersigned, if any, under the 401(k) plans of the Corporation.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Please mark vote in oval in the following manner using dark ink only.

The Board of Directors recommends a vote FOR:                                          For All
                                                                For       Withhold     Except Nominee(s)
1.  Election of directors whose terms                           All       All          Written Below
expire in 2000:                                                 / /         / /          / /
Nominees:  Thomas L. Gossage, Joy A. Amundson
and Michael T. Riordan.

----------------------------------
(Except nominee(s) written above.)

2.  Approval of the performance goals and certain               For       Against     Abstain
other terms under The Dial Corporation 1996 Stock               / /        / /         / /
Incentive Plan for purposes of Internal Revenue Code
Section 162(m).

3. Approval of the performance goals and                        For       Against     Abstain
certain other terms under The Dial Corporation                  / /        / /         / /
Annual Incentive Plan for purposes of Internal
Revenue Code Section 162(m).

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


Dated:                                       , 1997
      ---------------------------------------


-----------------------------------------------
Signature

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Signature, if held jointly

Please sign exactly as name appears on your account. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.